Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), I, Dawn E. Bennett Johnson, hereby certify that, to the best of my knowledge, (a) the Quarterly Report of Sirion Holdings, Inc. on Form 10-QSB for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and (b) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Sirion Holdings, Inc.
November 15, 2006

/s/ Dawn E. Bennett Johnson
Dawn E. Bennett Johnson
Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not, except to the extent required by such Act, be deemed filed by Sirion Holdings, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.